Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 10-K of American Ecology Corporation for the year ended December 31, 2005 and to the incorporation by reference in Registration Statement Number 333-126424 of American Ecology Corporation on Form S-3 and in Registration Statement Numbers 333-68868 and 333-93105 of American Ecology Corporation on Forms S-8, of our report dated February 17, 2006.

/S/ Moss Adams LLP

Los Angeles, California
February 21, 2006